                                                                EXHIBIT 10.15(e)

                               SUBLEASE AGREEMENT


               This SUBLEASE AGREEMENT ("Sublease") is made effective as of the 15th day of December, 1998, between Ottawa River Steel Co., Inc., an Ohio corporation ("Sublandlord") and Centennial Steel Processing, LLC, an Indiana limited liability corporation ("Subtenant").

                                 R E C I T A L S

               A. Sublandlord executed a certain lease with Centerpoint Properties Corporation, a Maryland corporation ("Landlord") dated as of November 10, 1995 (together with any amendments, addenda or extensions, the "Lease") for the real property commonly referred to as Bays 11A and 11B ("Leased Property") located on the land commonly known as 201 Mississippi Street, Gary, Indiana and further described in the Lease. The Lease was amended through a certain lease amendment dated June 1, 1996 ("Amendment").

               B. Sublandlord desires to sublease and give to Subtenant and Subtenant desires to sublease and take from Sublandlord the Leased Property.

               C. All capitalized terms shall have the same meaning as set forth in the Lease unless otherwise defined or stated herein.

               NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Sublease. Sublandlord subleases and gives to Subtenant, and Subtenant subleases and takes from Sublandlord, the Leased Property, together with all rights, easements, licenses and privileges appurtenant thereto or granted to Sublandlord pursuant to the Lease.

               2. Term. The term of this Sublease ("Lease Term") shall commence on December 15, 1998 ("Commencement Date") and expire on the Termination Date as extended by the Amendment, and as may be extended by the exercise of the second Renewal Term as stated therein.

               3. Rent. Subtenant shall pay directly to Landlord during the Lease Term, the Base Rent, any Additional Rent and any other costs and charges required to be paid by Sublandlord under the Lease from and after the Commencement Date of this Sublease (collectively, "Rent").

               4. Assumption. Insofar as the provisions of the Lease do not conflict with specific provisions contained in this Sublease, Subtenant shall be bound by and shall perform all of Sublandlord's covenants, duties and obligations under the Lease, which provisions shall be enforceable by Sublandlord as well as Landlord.

               Subtenant represents that Subtenant has read and is familiar with the terms of the Lease.
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               5. Use. Subtenant shall use the Leased Property only for the purposes permitted under the Lease.

               6. Insurance.

                  (a) Subtenant shall, at its sole cost and expense, obtain and maintain the insurance policies required under the Lease. Subtenant shall be bound by the terms of the Lease with respect to such insurance requirements, and shall name Sublandlord as an additional insured and/or loss payee as Sublandlord's interest may appear.

                  (b) Sublandlord and Subtenant release each other from any and all liability to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to the Leased Property suffered by or caused by any of the perils covered by any casualty insurance policy. Each party shall request that its insurer provide such waiver, and each party shall obtain any special endorsements that may be required to evidence compliance with the aforementioned waiver.

               1. Compliance With Laws. Subtenant shall not violate and shall, at its expense, comply with applicable laws and regulations relating to Subtenant's use and occupancy of the Leased Property, including, but not limited to, all laws and regulations relating to the protection of human health or the environment.

               2. Default by Subtenant. If Subtenant (i) fails to pay any Rent when due; (ii) fails to perform or observe any other agreement or obligation under this Sublease within ten (10) days after receipt of written notice from the Sublandlord of such failure, unless such failure cannot be cured within the ten (10) day period, in which case the Subtenant shall have begun to cure the failure within the ten (10) day period and proceeded with diligence and in good faith to accomplish the cure; or (iii) vacates or abandons the Leased Property and leaves the same vacated or abandoned for a period of ten (10) days, then Sublandlord may terminate this Sublease immediately and may exercise any and all other rights and remedies available under applicable law.

               3. Indemnification.

                  (a) In addition to any indemnification contained in the Lease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all injuries, damages, claims, causes of action, suits, losses, liabilities, costs or expenses, including reasonable attorneys' fees, caused by or arising out of (i) Subtenant's use and occupancy of the Leased Property or the Land; (ii) any act or omission of the Subtenant or its officers, directors, employees, agents, licensees or invitees; or (iii) Subtenant's failure to fully perform any agreement or obligation under the Lease or this Sublease.

                  (b) The indemnity obligations set forth herein shall survive the termination of this Sublease.

               1. Lease Status. This Sublease is subordinate and subject in all respects to the Lease. If any agreement or obligation contained herein is inconsistent with the Lease,

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

the Lease shall be controlling. If the Lease terminates for any reason whatsoever, this Sublease shall terminate on the same date that the Lease terminates.

               2. Notices. All notices or other communications required or permitted under the terms of this Sublease shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

     If intended for Sublandlord:         If intended for Subtenant:

     Ottawa River Steel Co., Inc.         Centennial Steel Processing, LLC
     805 Chicago Street                   201 Mississippi Street, Bays 11A & 11B
     Toledo, Ohio  43611                  Gary, Indiana
     Attn:  Joseph Klobuchar, Jr.         Attn:  Mike Wieler

                                          Centennial Steel, Inc.
                                          170 Jackson Blvd.
                                          Berlin, New Jersey  08009
                                          Attn:  Mike Wieler

     With a copy to:                      With copy to:

     Shumaker, Loop & Kendrick, LLP       George Sykulski, Esq.
     North Courthouse Square              3156 Abington Drive
     1000 Jackson Square                  Beverly Hills, California  90210
     Toledo, Ohio  43624-1573
     Attn:  Jack W. Hilbert, Esq.

Notices may be given on behalf of any party by its legal counsel. Each notice or other communication shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above. Each such notice or other communication shall be deemed to have been given upon actual receipt or refusal by the addressed.

               3. Representations, Warranties and Covenants of Sublandlord. Sublandlord makes the following representations, warranties and agreements:

                  (a) Attached hereto as Exhibit "A" is a true, complete and correct copy of the Lease and all amendments thereto.

                  (b) Sublandlord shall comply with all of its obligations as tenant under the Lease.

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

               1. Binding Effect. This Sublease and all of the agreements and obligations herein contained shall be binding upon and shall inure to the benefit of the legal and personal representatives, successors and assigns of each of the parties.

               2. Incorporation by Reference. All recitals, exhibits, amendments and addenda attached hereto are hereby incorporated into this Sublease by reference and made a part hereof.

               3. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be but one and the same document.

               4. Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the state where the Leased Property is located.

               5. Force Majeure. If either party hereto is delayed in or prevented from performing any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason not the fault of the party delayed in performing work or doing acts required under this Sublease, then performance of such acts shall be excused for the period of the delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay.

               6. Conditions Precedent. This Sublease is expressly contingent upon the satisfaction of the following conditions precedent:

               (a) Landlord shall have given its written consent to this Sublease;

               (b) Sublandlord, Subtenant, Meridian National Corporation, a Delaware corporation ("Meridian"), and Consolidated Fabricators Corp., a California corporation ("Consolidated"), shall have entered into a certain Purchase and Sale Agreement for the sale of certain equipment located at the Leased Property from Sublandlord to Subtenant ("Purchase and Sale Agreement") as guaranteed absolutely and unconditionally by Meridian; and

               (c) Consolidated shall have entered into a certain Corporate Guaranty Agreement ("Guaranty") in favor of Sublandlord, absolutely and unconditionally guaranteeing Subtenant's performance under this Sublease and under the Purchase and Sale Agreement.

               If any of the conditions precedent listed in this section are not satisfied within thirty (30) days after the date of the last signature of this Sublease, this Sublease, the Purchase and Sale Agreement and the Guaranty shall be deemed null and void and no party hereto or thereto shall have any further obligation or liability hereunder or thereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

               IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the date first above written.

Signed and acknowledged in the
presence of:                                   OTTAWA RIVER STEEL CO., INC.

Sign here  /s/ Cheryl Mittelstaedt             By: /s/ William D. Feniger
          ----------------------------            ------------------------------
Print here     Cheryl Mittelstaedt                Title:  President
          ----------------------------
Sign here /s/ James L. Rosino                     Date:  12/7/98
          ----------------------------            ------------------------------
Print here    James L. Rosino
          ----------------------------
                                                CENTENNIAL STEEL PROCESSING, LLC

Sign here  /s/ Anthony J. Knox                  By: /s/ Michael P. Weiler
          ----------------------------            ------------------------------
Print here    Anthony J. Knox
          ----------------------------
                                                   Title:  General Manager
                                                           --------------------
Sign here  /s/ Marie A. Deola
          ----------------------------
Print here     Marie A. Deola                      Date:   11/30/98
          ----------------------------                     --------------------

STATE OF OHIO       )
                    )  SS.
COUNTY OF LUCAS     )

               The foregoing instrument was acknowledged before me this 7th day of December, 1998 by William D. Feniger, the President of Ottawa River Steel Co., Inc., an Ohio corporation, on behalf of the corporation.


                                                /s/ Laura M. Contes (Kenyon)
                                                --------------------------------
                                                Notary Public
My Commission Expires:  9/11/99                        (SEAL)

STATE OF NEW JERSEY )
                    )  SS.
COUNTY OF CAMDEN    )

               The foregoing instrument was acknowledged before me this 30th day of November, 1998 by Michael P. Wieler, the General Manager of Centennial Steel Processing, LLC, an Indiana limited liability corporation, on behalf of the corporation.

                                                /s/ Lynn Ives
                                                --------------------------------
                                                Notary Public
My Commission Expires:  12/11/2001                     (SEAL)

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